UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Blvd, Bldg. 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Under the 2006 Long-Term Incentive Plan (the “Plan”) of Omega Protein Corporation (the “Company”), on each date of the Company’s Annual Meeting of Stockholders, each Outside Director (as defined in the Plan) will receive an automatic stock option grant under the Plan to purchase a number of shares of the Company’s common at fair market value on the date of the grant. The number of shares is determined by the Board of Directors and is currently set at 10,000.

The Company’s 2006 Annual Meeting of Stockholders was held on June 7, 2006. Accordingly, each Outside Director (Dr. Gary L. Allee, Paul M. Kearns, Dr. William E. M. Lands and Harry O. Nicodemus IV) received a stock option grant pursuant to the Plan in the form of Exhibit 10.1 for 10,000 shares of Common Stock. These non-qualified stock options vest six months and one day after the date of the grant and have an exercise price of $5.76 per share, the fair market value on the date of grant.

Item 8.01. Other Events.

On June 7, 2006, the Company held its 2006 Annual Meeting of Stockholders. At that meeting, stockholders re-elected two Class II Directors: Avram A. Glazer and Leonard DiSalvo. The Class II Directors’ terms expire at the 2009 Annual Meeting of Stockholders.

At the meeting, stockholders also approved the Plan.

At the meeting, stockholders also ratified the appointment of PricewaterhouseCoopers, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

NONE.

(b)	Pro Forma Financial Information.

NONE.

(c)	Exhibits.

10.1	Form of Stock Option Agreement dated June 7, 2006 for each Outside Director

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: June 9, 2006	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary

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